UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2011

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Spring Lane, Suite 300, PO Box 1990, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 14, 2011, NTELOS issued a press release announcing the timing and details regarding the planned separation (the “Separation”) of its wireline business into an independent publicly traded company, Lumos Networks, and the decision to implement the previously approved reverse stock split of the outstanding shares of its common stock, par value $0.01 per share (“NTELOS Common Stock”), at a stock split ratio of 1-for-2 (the “NTELOS Reverse Stock Split”). In connection with the planned distribution (the “Distribution”) to NTELOS’s stockholders of all of the outstanding shares of common stock, par value $0.01 per share (“Lumos Networks Common Stock”), of Lumos Networks, the NTELOS Board of Directors has declared a pro rata dividend of Lumos Networks Common Stock to be made following the close of business on the distribution date of October 31, 2011 to NTELOS’s stockholders of record as of 5:00 pm. New York City time on October 24, 2011 (the “Record Date”). Each NTELOS stockholder will receive a dividend of one share of Lumos Networks Common Stock for every one share of NTELOS Common Stock that they hold on the Record Date after giving effect to the NTELOS Reverse Stock Split.

Separation of Lumos Networks from NTELOS

The Distribution will be made pursuant to the terms of a Separation and Distribution Agreement (the “Separation Agreement”), to be entered into between NTELOS and Lumos Networks. The Separation Agreement will set forth, among other things, the agreements among NTELOS and Lumos Networks regarding the principal transactions necessary to effect the Separation and the Distribution. It also will set forth other agreements that govern certain aspects of NTELOS’s ongoing relationship with Lumos Networks after the completion of the Distribution. A summary of certain important features of the Separation Agreement can be found in the information statement (the “Information Statement”) attached as an exhibit to Lumos Networks’s Registration Statement on Form 10, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”), under the section entitled “Agreements with NTELOS—Separation and Distribution Agreement.” The description of the Separation Agreement is qualified in its entirety by reference to the complete terms and conditions of the form of Separation Agreement filed as Exhibit 2.1 to the Registration Statement.

In addition to the Separation Agreement, NTELOS and Lumos Networks will enter into certain ancillary agreements, including a Transition Services Agreement, an Employee Matters Agreement, a Tax Matters Agreement, a Trademark and Domain Name Assignment and License Agreement, a Software and Proprietary Information Agreement and certain other commercial agreements. A summary of certain important features of these documents can be found in the Information Statement under the section entitled “Agreements with NTELOS.” The descriptions of the forms of Transition Services Agreement, Employee Matters Agreement, a Tax Matters Agreement, a Trademark and Domain Name Assignment and License Agreement and Software and Proprietary Information Agreement set forth hereunder are qualified in their entirety by reference to the complete terms and conditions of such agreements filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively, to the Registration Statement.

All stockholders of NTELOS are urged to read the aforementioned agreements carefully and in their entirety. The descriptions of the aforementioned agreements have been included to provide you with information regarding their terms. They are not intended to provide any other factual information about NTELOS and Lumos Networks.

NTELOS Reverse Stock Split

The NTELOS Reverse Stock Split will become effective prior to the Distribution at 11:00 p.m., New York City Time, on October 31, 2011. At the 2011 Annual Meeting of Stockholders, NTELOS’s stockholders voted to authorize the NTELOS Board of Directors to effect, in its discretion, the NTELOS Reverse Stock Split. Under the terms of the NTELOS Reverse Stock Split, NTELOS stockholders will not be entitled to receive fractional shares. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the effective time of the NTELOS Reverse Stock Split at the then prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share. After the transfer agent’s completion of such sale, NTELOS’s stockholders will receive a cash payment from the transfer agent in an amount equal to their pro rate shares of the total net proceeds of that sale.

A copy of the press release discussing these matters is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by NTELOS Holdings Corp. dated October 14, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2011

NTELOS HOLDINGS CORP.

By:	/s/ Michael B. Moneymaker
Michael B. Moneymaker
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by NTELOS Holdings Corp. dated October 14, 2011

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